EXHIBIT 99.1
FOR IMMEDIATE RELEASE
HANDLEMAN COMPANY ANNOUNCES RESIGNATION
Troy, Michigan—August 31, 2006. Handleman Company (NYSE: HDL). www.handleman.com today announced that John Beeder, previously President and Chief Operating Officer, has, by mutual agreement, resigned his position effective immediately. Mr. Beeder was elected to his position on July 25, 2006 after a selective external search.
When Mr. Beeder joined Handleman, the Company had underway a test program of which Mr. Beeder had been fully informed, to category manage and distribute a new product, greeting cards, to a customer in the United Kingdom. Shortly after Mr. Beeder became President, the Company was awarded the category management and distribution business, for greeting cards and gift wrap to all of the customer’s stores in the United Kingdom, beginning October 23rd.
Stephen Strome, Chairman and CEO of the Company, stated: “Although the Company was completely satisfied that there were no legal or business issues presented, attempts to resolve John’s personal concerns were unsuccessful. We reluctantly concluded that an immediate separation was the only prudent course to serve the interests of Handleman’s customers, employees and shareholders.
It became clear in the past several days that John believed that, continuing to meet his obligations as President would conflict with his own personal interests.”
Mr. Strome will reassume Mr. Beeder’s duties. The Company has announced no plans for Mr. Beeder’s replacement.
About Handleman Company
Handleman Company is a category manager and distributor of prerecorded music and console video game hardware, software and accessories to leading retailers in the United States, United Kingdom, and Canada. As a category manager, the Company manages a broad assortment of titles to optimize sales and inventory productivity in retail stores. Services offered include product selection, direct-to-store shipments, marketing and in-store merchandising.
Forward-Looking and Cautionary Statements
Information in this press release contains forward-looking statements, which are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could differ materially from those contemplated by these forward-looking statements including, without limitation, risks associated with the Company’s responsibilities required under its agreement with Tesco PLC, the ability to secure funding or generate sufficient cash required under the Company’s agreement with Tesco PLC and to build and grow other new businesses, achieving the business integration objectives expected with the Crave Entertainment Group and REPS acquisitions, achievement of cost saving strategies completed or in the process of being implemented, changes in the music and console video game industries, continuation of satisfactory relationships with existing customers and suppliers, establishing satisfactory relationships with new customers and suppliers, effects of electronic commerce inclusive of digital music and console video game distribution, success of new music and video game releases, dependency on technology, ability to control costs, relationships with the Company’s lenders, pricing and competitive pressures, dependence on third-party carriers to deliver products to customers, the occurrence of catastrophic events or acts of terrorism, certain global and regional economic conditions, and other factors discussed in this press release and those detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Handleman Company notes that the preceding conditions are not a complete list of risks and uncertainties. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Handleman Company Contacts:
Thomas Braum	Greg Mize,
Executive Vice President and CFO	Vice President, Investor Relations
(248) 362-4400, Ext. 718	(248) 362-4400, Ext. 211